                                 Exhibit (a)(4)

                             ENTRADA NETWORKS, INC.

                          FORM OF NOTICE OF WITHDRAWAL

INSTRUCTIONS:
-------------

IF YOU PREVIOUSLY ELECTED TO ACCEPT ENTRADA NETWORKS, INC.'S OFFER TO EXCHANGE AND YOU WOULD LIKE TO CHANGE YOUR ELECTION WITH RESPECT TO SOME OR ALL OF YOUR OPTIONS, YOU MUST:

     1. COMPLETE THIS FORM, SIGN IT, AND HAND DELIVER IT TO ENTRADA NETWORKS, INC. YOU CAN ALSO FAX IT TO (949) 460-4481, ATTN: Pat Wassenburger, OR MAIL IT TO ENTRADA NETWORKS, INC., 12 MORGAN, IRVINE, CALIFORNIA 92618, ATTN: Pat Wassenburger, AS SOON AS POSSIBLE, BUT IN ANY EVENT, BEFORE 5:00 p.m., PACIFIC TIME, ON JULY 31, 2002. IF YOU SEND YOUR NOTICE OF WITHDRAWAL VIA FAX, BE SURE YOU OBTAIN A CONFIRMATION OF SUCCESSFUL DELIVERY.

     2. ENSURE THAT YOU RECEIVE CONFIRMATION OF RECEIPT FROM ENTRADA NETWORKS, INC. WITHIN THREE BUSINESS DAYS. NOTE THAT EMPLOYEES WHO RETURN FORMS AFTER JULY 26, 2002 MAY NOT RECEIVE TIMELY CONFIRMATION.

I previously received a copy of the Offer to Exchange, dated June 27, 2002, and the Letter of Transmittal (Election to Participate). I signed and returned the Letter of Transmittal (Election to Participate), in which I elected to accept Entrada Networks, Inc.'s offer to exchange options. I now wish to change that election, withdraw from my participation in the program and reject Entrada Networks, Inc.'s offer to exchange. I understand that by signing this Notice of Withdrawal and delivering it to Entrada Networks, Inc., I have read and understand all of the terms and conditions of the offer to exchange option(s).

     " I am withdrawing my acceptance of the offer and rejecting the offer to exchange all of my options.

OR

     " I am withdrawing my acceptance of the offer and rejecting the offer to exchange only with respect to the options set forth in the table below. [PLEASE TYPE OR PRINT CLEARLY]




                                                   No. of Shares
                                                    Outstanding
                      Option                           Under
   Option No.          Plan       Grant Date        Such Option        Exercise Price       ISO/NSO
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

I understand that in order to reject the offer, I must sign and deliver this Notice of Withdrawal to Entrada Networks, Inc. before 5:00 p.m., Pacific Time, on July 31, 2002 (or such later date and time as designated by Entrada Networks, Inc.).

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

By rejecting the offer to exchange options, I understand that I will not receive any replacement options, and I will keep my current options. These options will continue to be governed by the stock options plan under which they were granted and existing option agreements with Entrada Networks, Inc. I have completed and signed the following exactly as my name appears on my original Letter of Transmittal (Election to Participate).

Date:
---------------------------------------                                      --------------------------
                                                                               Signature of Optionee


---------------------------------------                                      --------------------------
E-mail address where Entrada Networks, Inc.                                    Name of Optionee

Can send confirmation of receipt
of this Notice of Withdrawal

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